Exhibit 99.1

Heartland Oil and Gas: International Developments

www.heartlandoilandgas.com

VANCOUVER, April 29, 2005 - Heartland Oil and Gas Corp. (OTCBB: HOGC) ("the Company"),

is pleased to announce that it has entered into a joint venture agreement (the “JV Agreement”) with Far East International Petroleum Corporation (“FEIPCO”) having its head office in Dubai, United Arab Emirates (“UAE”). Under the terms of the JV Agreement, Heartland and FEIPCO have formed a company operating under the name Arabian Heartland International Corporation. (“Arabian Heartland”). The Company will hold its 35% working interest in the joint venture via a newly formed wholly owned subsidiary “Heartland International Oil Corporation.”

Arabian Heartland is actively pursuing a number of opportunities in the Middle East, with the initial focus being on securing contracts in Southern Iraq relating to the exploration, drilling, production and marketing of hydrocarbons and the procurement or provision of related oilfield services, including, but not limited to, drilling and related service contracts and securing production sharing agreements.

The Company’s management is excited by the opportunities and diversification that the joint venture will bring to its existing operations.

Mr. Coglon, President has stated that:” As Iraq takes control of its destiny, attention is quickly turning to potential investment and development opportunities in its oil sector. Iraq is said to have more than 110 billion barrels of recoverable reserves, second only to Saudi Arabia. Prior to the Iran/Iraq war in the 1980’s oil production was some 3.5 million barrels per day. Current production capacity is 2.8 million barrels per day, but actual production output is 1.5 million barrels per day.” We believe the minimal investment of technical and financial capital in Iraq’s oil sector over the past 20 years creates substantial growth opportunities for companies like Arabian Heartland and correspondingly, our shareholders“.

“The competitive advantage of our management team is in its ability to identify and secure oil and gas exploration and related projects that are leading edge and have a “first mover advantage.” We identified the Forest City Basin as a prospective area for CBM long before other more senior companies such as Evergreen Resources had moved into the basin. Although the economics of our Forest City Basin assets are still in question, by being one of the first companies to have acquired large blocks of prospective CBM acreage in the basin, at low prices and without competition, we provided great value and exceptional potential upside for investors and shareholders alike.”

“Management believes that the initial opportunities Arabian Heartland is pursuing in Southern Iraq with FEIPCO will, once again, provide the “first mover advantage” needed to give shareholders of micro-cap companies such as ours, with exponential growth opportunities. We are very much aware of the political and security issues associated with doing business in these areas and with the assistance of FEIPCO, we have and will continue to take all appropriate and necessary measures to ensure our personnel and our assets are safe.”

“We look forward to updating shareholders about this exciting opportunity as it develops.”

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the prospective nature of the Company's Coal Bed Methane assets as described above and specifically the Lancaster pilot project, Heartland's drilling and completion of its ongoing Coal Bed Methane drilling program, the costs associated therewith and any potential future production from the Company's Lancaster pilot project.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration and unforeseen difficulties which may arise during the Company's drilling and de-watering efforts noted herein. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

SOURCE Heartland Oil & Gas Corp.

Heartland Oil and Gas Corp. is a featured Company on NaturalGasStocks.com

For further information contact:

Investor Relations at Heartland Oil and Gas Corp.,

1-866-693-5500

info@heartlandoilandgas.com (HOGC)

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